EXHIBIT 10.2

AGREEMENT

By and among FARMACEUTICALRX, LLC AND DEP NEVADA INC.

This Agreement (this “Agreement”) is made as of July 21, 2023 (“Effective Date”), by and among FARMACEUTICALRX, LLC (“Purchaser”), an Ohio limited liability company (“Purchaser”), and DEP NEVADA, INC., a Nevada corporation (“Seller”), in relation to business and operations of NMG OH 1, LLC, an Ohio limited liability company (the “Company”). The Seller and the Purchaser are hereinafter collectively referred to as “Parties”.

WHEREAS, the Parties have entered into an equity purchase agreement, dated as of July [•], 2023, to sell, transfer and deliver the ownership, equity and profit interests of the Company from Seller to Purchaser (“Equity Purchase Agreement”). Any capitalized term not defined herein shall have the meaning given to that term in the Equity Purchase Agreement.

WHEREAS, the Company is licensed by the Regulator (defined below) as a medical marijuana dispensary pursuant to the Ohio Medical Marijuana Act, as amended, and the rules adopted thereunder as modified, amended, changed or supplemented from time to time.

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of their mutual understanding relating to operations and certain business decisions of the Company during the period, starting at the signing of the Equity Purchase Agreement and up to and including the Closing Date, which shall be the first day of the month following State Approval and as defined in the Equity Purchase Agreement (“Pre-Takeover Period”).

WHEREAS, the Parties, desire that Purchaser provide to the Company certain administrative, finance and accounting, operational and compliance support, as further described below, of the Company during the Pre-Takeover Period.

THEREFORE, and in consideration for the terms contained herein, and only with respect to the Pre-Takeover Period, the Parties agree as follows:

1. Scope of Business Agreement

-	The Purchaser shall provide consultation and support services to Seller with respect to administrative, operational, finance and accounting and compliance matters of the Company (“Services”).
-	The Seller shall provide on-site access to Purchaser’s representatives, in addition to in-person meetings with the Company’s employees.
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The Seller and Company shall provide the Purchaser with system access and information technology rights in addition to access to the Company’s record-keeping and material including but not limited to quality control, product purchases, collection efforts, key performance indicators and compliance material, with recurring updates provided on a weekly basis.

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The Seller and Company shall schedule and hold weekly meetings to review business matters and initiatives including but not limited to updates on purchase orders, product pricing/composition/assortment strategy, inventory turn-over and targets, and accounts payable settlements and schedules. The Purchaser shall also provide the Seller with guidelines on amount of products from Purchaser to be carried by Company dispensary on a weekly basis.

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The Purchaser shall review and provide consultation with respect to budget preparation, financial statement preparation, inventory management and control, accounts payable settlements, payroll reviews and other financial matters and settlements exceeding $10,000.

-	The Purchaser shall assist the Seller with marketing initiatives, including development and dissemination of marketing materials and programs to raise awareness of the Company’s products and services.
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In the event that any employee of the Company gives notice of intention to terminate his or her employment, the Seller will notify the Purchaser immediately and work collaboratively with the Purchaser and exercise their commercially reasonable efforts to sustain the business and avoid economic erosion as a result of such termination(s).

-	The Company shall cooperate with all reasonable requests of Purchaser in furtherance of its performance of the Services and this Agreement.

2. Management Fee and Expenses

Purchaser will not be paid a fee corresponding to revenue or profit of the Company during the Pre-Takeover Period.

The Seller shall reimburse the Purchaser for all reasonable costs and expenses directly incurred in performing the Services.

3. Term and Termination

This Agreement shall commence on the Effective Date and continue until the earlier the Closing Date (as defined in the Equity Purchase Agreement) or the termination of the Equity Purchase Agreement (the “Term”).

4. Ownership and Control

The Parties acknowledge and agree that this Agreement provides a framework for Seller and Purchaser to collaborate in advancing the business of the Company in the Pre-Takeover Period. Throughout the Term, Seller shall use best efforts to maintain its License (as defined in the Equity Purchase Agreement) in its current form, in good standing and in full force and effect with the Regulator and as otherwise provided for in the Equity Purchase Agreement.

For avoidance of doubt, the Seller shall retain full economic, legal and compliance control of the Company and Seller shall make all final decisions relating to any consultation advice and services that Purchaser provides in the Pre-Takeover Period. Furthermore, the Seller shall be exclusively responsible for administering and controlling the Company operations, including paying its contractors and making all employee hiring, firing, promotion and disciplinary decisions and determinations. All individuals providing Services are subject to the direction and control of the Company. At all times, the Company shall remain in full control of its day-to-day business. Purchaser shall not exert, nor will it be requested to exert, significant influence or control over the Company. Nothing in this Agreement or the Equity Purchase Agreement shall be construed as a change in ownership as defined in Rule 3796:6-2-12(C) of the Ohio Administrative Code unless and until the requisite passage of time under Applicable Law has expired, and an application to the Regulator has been properly submitted and approved by the Regulator. The relationship between and among the Parties is that of independent contractors. This Agreement does not create a partnership or joint venture between and/or among the Parties.

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5. Limited Trade License

The Seller additionally grants to the Company, subject to the limitations in this Paragraph 5, without express or implied representations or warranties of any kind, during the License Term (defined below), a royalty-free, non-exclusive, non-transferable, and non-sublicensable right to utilize the Licensed Marks (defined below) and the Website (defined below) solely in connection with the operation of the Company’s medical marijuana dispensary at its current leased location (the “License”). The License shall be limited to the amount of usage of the Licensed Marks that the Company engaged or used prior to the Pre-Takeover Date. For purposes of this Paragraph 5, and not withstanding Paragraph 3, the term of the License shall commence on the Closing Date and terminate one hundred ten (110) calendar days thereafter (the “License Term”). Upon expiration of the License Term, in the event that the Company still needs to license the Licensed Marks and utilize the Website, the Parties shall negotiate in good faith for an extension of the License Term on terms to be mutually agreed upon between the Parties. For purposes of this Paragraph 5, “Licensed Marks” shall mean: (i) those certain trademark(s) or wordmarks “BAM Body and Mind”, “BAM”, “BaM”, and/or “Body and Mind” (or any derivation or combination of the same). For purposes of this Paragraph 5, “Website” shall mean that certain website and domain located at: https://bodyandmind.com/ohio/cleveland-dispensary/ including the ability to modify and update. Upon the expiration of the License Term, the Company and Purchaser shall immediately cease the use of the Licensed Marks and Website, unless otherwise agreed to in writing by the parties. Nothing herein shall be construed or understood as granting the Company or Purchaser any rights, title, ownership, or interest in and to the Licensed Marks or the Website except as expressly granted under this Paragraph 5.

6. Regulatory Matters

The Agreement will be subject to strict requirements for ongoing regulatory compliance by the Parties, including, without limitation, requirements that the Parties take no action in violation of state cannabis laws (together with all related rules and regulations thereunder, and any amendment or replacement act, rules, or regulations, the “Act”) or the guidance or instruction of the BOP (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The Parties acknowledge and understand that the Act and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Act and/or the Regulator, the Parties agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions necessary and reasonably requested to ensure compliance with the Act and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify the Equity Purchase Agreement and/or Seller Note to reflect terms that most closely approximate the Parties’ original intentions but are responsive to and compliant with the requirements of the Act and/or the Regulator. In furtherance, not in limitation of the foregoing, the Parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, correspondence or any other inquiry from the Regulator and, to the extent permitted by the Regulator, keep each other fully and promptly informed as to any such requests, requirements, correspondence or inquiry.

7. Miscellaneous

This Agreement shall be subject to and interpreted in accordance with the laws of the State of Ohio and any controversy arising under this Agreement shall be litigated in a state court located within Columbiana or Lorain County, Ohio. This Agreement may be executed in any number of counterparts, each of which may be executed by any one or more of the Parties, but all of which shall constitute one instrument, and shall be binding and effective when the Parties have executed at least one counterpart. The Company shall maintain all benefits, worker’s compensation coverage and insurance during the Term. Neither party may assign this Agreement without the prior written consent of the other party with such consent not to be unreasonably withheld, conditioned or delayed. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement is the complete and exclusive statement of the entire understanding of the Parties regarding the subject matter hereof, and supersedes all previous agreements or understandings regarding the same, whether written or oral.

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This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the Parties.

PURCHASER: FARMACEUTICALRX, LLC

By:	Rebecca Myers
Name:	Rebecca Myers
Title:	President

Seller: DEP Nevada, Inc

By:	Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Authorized Signatory

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